   As filed with the Securities and Exchange Commission on September 12, 1996
                                                   Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        THORATEC LABORATORIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          California                                          94-2340464
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                 2023 Eighth Street, Berkeley, California 94710
                    (Address of Principal Executive Offices)

                           1996 Stock Option Plan and
                  1996 Nonemployee Directors Stock Option Plan
                            (Full Title of the Plan)

            D. Keith Grossman, Chief Executive Officer and President
                               2023 Eighth Street
                           Berkeley, California 94710
                     (Name and Address of Agent For Service)

                                 (510) 841-1213
         (Telephone number, including area code, of agent for service)


                        Copy to: August J. Moretti, Esq.
                         Heller Ehrman White & McAuliffe
                              525 University Avenue
                        Palo Alto, California 94301-1908
                                 (415) 324-7000

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                             Proposed                Proposed
         Title of                                             maximum                maximum
        securities                   Amount                  offering               aggregate                Amount of
           to be                      to be                  price per               offering               registration
        registered                 registered                share (1)                price                     fee
- ------------------------------------------------------------------------------------------------------------------------
       Common Stock,                 983,333                    $9                  $8,849,997                 $3,052
       no par value
========================================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the last sale reported of the Registrant's Common Stock on the Nasdaq National Market on September 9, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated by reference in this registration statement:

         (a) The registrant's latest annual report (Form 10-K) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed;

         (b)      All other fiscal reports filed by the registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to (a) above; and

         (c) The description of the Common Stock of the registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold should be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Sections 204(a) and 317 of the California Corporations Code, as amended, the registrant has included in its articles of incorporation and by-laws provisions regarding the indemnification of officers and directors of the registrant. Article Fourth of registrant's Restated Articles of Incorporation, as amended, provides as follows:

         "Fourth: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by law, agreement or otherwise, in excess of the indemnification expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expense to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to 'California law' shall to that extent be deemed to refer to California law as so amended."

         Section 29 of the registrant's by-laws, as amended, provides as follows:

         "29. Indemnification of Directors and Officers.

         (a) Indemnification. To the fullest extent permissible under California law, the corporation shall indemnify its directors and officers against all expenses, judgment, fines settlement and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this By-law in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this By-law, California law is amended in a manner which permits the corporation to authorize indemnification of or advancement of expense to its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this By-law to "California law" shall to that extent be deemed to refer to California law as so amended. The rights granted by this By-law are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.

         (b) Procedure. Upon written request to the Board of Directors by a person seeking indemnification under this By-law, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation's expense) or the corporation's shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

         (c) Definitions. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term "expenses" includes, without limitation, attorney's fees and any expenses of establishing a right to indemnification."

ITEM 8.  EXHIBITS

           5     Opinion of Heller Ehrman White & McAuliffe

          23.1   Consent of Heller Ehrman White & McAuliffe (filed as part of
                 Exhibit 5)

          23.2   Consent of Deloitte & Touche, LLP, Independent Auditors

           24    Power of Attorney (see pages 6 and 7)

          99.1   1996 Stock Option Plan

          99.2   1996 Nonemployee Directors Stock Option Plan


ITEM 9.  UNDERTAKINGS

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registrations statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrants annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berkeley, State of California, on September 9, 1996.

                                        THORATEC LABORATORIES CORPORATION

                                        By:   /s/ D. Keith Grossman
                                           ---------------------------------
                                           D. Keith Grossman
                                           Chief Executive Officer and President


                      POWER OF ATTORNEY TO SIGN AMENDMENTS

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint D. Keith Grossman and Cheryl D. Hess, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/s/ D. Keith Grossman                 Director, President     September 9, 1996
- -----------------------------------   and Chief Executive
D. Keith Grossman                     Officer (Principal
                                      Executive Officer)


/s/ Cheryl D. Hess                    Vice President-         September 9, 1996
- ------------------------------------  Finance, Chief
Cheryl D. Hess                        Financial Officer and
                                      Secretary

/s/ Christy W. Bell                     Director         September 9, 1996
- ----------------------------------
 Christy W. Bell


/s/ Howard E. Chase                     Director         September 9, 1996
- ----------------------------------
  Howard E. Chase


/s/ Wendell J. Gardner                  Director         September 9, 1996
- ----------------------------------
  Wendell J. Gardner


/s/ Robert J. Harvey, Ph.D.             Director         September 9, 1996
- ----------------------------------
  Robert J. Harvey, Ph.D.


/s/ J. Donald Hill, M.D.                Director         September 9, 1996
- ----------------------------------
  J. Donald Hill, M.D.


/s/ George W. Holbrook, Jr.             Director         September 9, 1996
- ----------------------------------
  George W. Holbrook, Jr.

                                Index to Exhibits

                                                                           Sequentially
Item                                                                         Numbered
 No.               Description of Item                                         Page
- ----               -------------------                                    ------------
   5     Opinion of Heller Ehrman White & McAuliffe

23.1     Consent of Heller Ehrman White & McAuliffe (filed as part of
         Exhibit 5)

23.2     Consent of Deloitte & Touche, LLP, Independent Auditors

  24     Power of Attorney (see pages 6 and 7)

99.1     1996 Stock Option Plan

99.2     1996 Nonemployee Directors Stock Option Plan